As filed with the Securities and Exchange Commission on December 23, 2005

File No. 333-127135

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAGUAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	20-2942206
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 River Road, Suite 1302
Conshohocken, Pennsylvania 19428
(610) 585-0285
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jonathan Kalman, Chairman and Chief Executive Officer
1200 River Road, Suite 1302
Conshohocken, Pennsylvania 19428
(610) 585-0285
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Alan I. Annex, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, New York 10166 (212) 801-9323 (212) 805-9323 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed	(1)	Proposed	(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants (2)	3,450,000 Units	$6.00		$20,700,000		$2,214.90
Shares of Common Stock included as part of the Units(2)	3,450,000 Shares	—		—		—	(3)
Warrants included as part of the Units(2)	6,900,000 Warrants	—		—		—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	6,900,000 Shares	$5.00		$34,500,000		$3,691.50
Units issued to insiders (‘‘Insider Units’’), each consisting of one share of Common Stock, $.0001 par value, and two Warrants	116,667 Units	$6.00		$700,002		$74.90
Shares of Common Stock included as part of the Insider Units	116,667 Shares	—		—		—	(3)
Warrants included as part of the Insider Units	233,334 Warrants	—		—		—	(3)
Shares of Common Stock underlying the Warrants included in the Insider Units to the extent such Warrants are subsequently transferred prior to exercise(4)	233,334 Shares	$5.00		$1,166,670		$124.84
Shares of Common Stock underlying the Warrants included in the Insider Units to the extent such Warrants are subsequently exercised by the Insiders(4)	233,334 Shares	—		—		—	(5)
Representative’s Unit Purchase Option	1	$100		$100		——-	(3)
Units underlying the Representative's Unit Purchase Option (‘‘Underwriter's Units’’)(4)	300,000 Units	$6.60		$1,980,000		$211.86
Shares of Common Stock included as part of the Representative’s Units(4)	300,000 Shares	—		—		—	(3)
Warrants included as part of the Representative’s Units(4)	600,000 Warrants	—		—		—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	600,000 Shares	$5.00		$3,000,000		$321.00
Total				$62,046,772		$6,639.00	(6)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 450,000 Units and 450,000 shares of Common Stock and 900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	The filing fee is included in the $124.83 filing fee for the shares of common stock underlying the Warrants included in the Insider Units above.

(6)	The fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, December 23, 2005

PROSPECTUS

$18,000,000

JAGUAR ACQUISITION CORPORATION

3,000,000 Units

Jaguar Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the financial services industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $6.00 and consists of:

•	one share of our common stock; and

•	two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2006 [one year from the date of this prospectus], and will expire on                     , 2009 [four years from the date of this prospectus], or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 450,000 additional units solely to cover over-allotments, if any (over and above the 3,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins, each an initial stockholder of ours, have committed to purchase an aggregate of 116,667 units at $6.00 per unit (for an aggregate purchase price of approximately $700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust fund described below. The units to be purchased by such individuals will be identical to the units being offered by this prospectus. However, such individuals have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying these units. The units to be sold to these initial stockholders have been registered under the registration statement of which this prospectus forms a part, but the purchasers have agreed that the units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol                      on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols                      and                     , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$6.00	$0.48	$5.52
Total	$18,000,000	$1,440,000	$16,560,000

(1)	Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.06 per unit ($180,000 in total) payable to EarlyBirdCapital.

$15,650,000 of the net proceeds of this offering, plus the additional $700,000 we will receive from the purchases of our units being made by certain of our initial stockholders in connection with this offering, for an aggregate of $16,350,000 (or $5.45 per unit sold to the public in this offering) will be deposited into a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2005.

EarlyBirdCapital, Inc.

                    , 2005

i

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus,

•	"we," "us" or "our company" refers to Jaguar Acquisition Corporation;

•	"public stockholders" refers to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders to the extent that they purchase such shares;

•	‘‘initial shares’’ refers to the 750,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 in June 2005;

•	‘‘insider units’’ refers to the 116,667 units we are selling privately to certain of our initial stockholders upon consummation of this offering;

•	"business combination" refers solely to our initial business combination with an operating business; and

•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on June 2, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on seeking a business combination with an operating company in the financial services industry.

The financial services industry is comprised of companies which create, produce, process, service, support, distribute, market and deliver financial services, including, among others, providers of:

•	Banking and lending services;

•	Brokerage, investment and wealth management services;

•	Insurance services;

•	Mortgage services;

•	Trading and capital market services;

•	Healthcare electronic transaction and processing services; and

•	Technology and other services supporting the financial services industry.

Although we may consider a target business in any industry, as well as any segment of the financial services industry, we currently intend to concentrate our efforts on companies involved in the payments aspect of the financial services industry. Payments encompass the various mechanisms that consumers and businesses use to purchase and/or finance goods or services, pay bills and access and transfer funds. These payment mechanisms include credit cards, debit cards, ATMs, cash, checks, stored value cards, electronic bill payments and other existing and emerging forms of payment. These payment mechanisms are often enabled by a complex web of payment devices, financial accounts, data networks, processing platforms, clearinghouses and banking and other relationships that link banks, card issuers, merchants, billers, non-bank financial institutions, corporations, government agencies, technology companies and specialized payments providers.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates)

been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate.

Our business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so.

Our offices are located at 1200 River Road, Suite 1302, Conshohocken, Pennsylvania, and our telephone number is (610) 585-0285.

The Offering

Securities offered	3,000,000 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and

•	two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Securities sold to insiders	116,667 units at $6.00 per unit (for an aggregate purchase price of approximately $700,000) will be sold to certain of our initial stockholders. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider units will be identical to the units being offered by this prospectus. However, the initial stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying the insider units. Additionally, they have agreed that the insider units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

Common stock: Number outstanding before this offering	866,667 shares (including the 116,667 shares included in the insider units)

Number to be outstanding after this offering	3,866,667 shares

Warrants: Number outstanding before this offering	233,334 warrants (representing the 233,334 warrants included in the insider units)

Number to be outstanding after this offering	6,233,334 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2006 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option held by EarlyBirdCapital):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days' prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

In the event we call the warrants for redemption, we have agreed that any warrants purchased by our initial stockholders pursuant to letter agreements with EarlyBirdCapital during the six-month period following separate trading of the warrants will be exercisable by them on a cashless basis. Additionally, in the event we call the warrants for redemption, we have agreed that the warrants included within the insider units will be exercisable by the holders on a cashless basis.

Proposed OTC Bulletin Board symbols for our: Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust	$15,650,000 of the proceeds of this offering plus the $700,000 we will receive from the sale of the insider units (for an aggregate of $16,350,000 or $5.45 per unit sold to the public in this offering) will be placed in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $540,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:

•	repayment of a $75,000 non-interest bearing loan made by our existing stockholders;

•	payment of $3,750 per month to Katalyst LLC for general and administrative services including office space, utilities and secretarial support; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Stockholders must approve business combination	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as those included in the insider units in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below.

Conversion rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares, included in the insider units or purchased by them in this offering or in the after market. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold. Investors in this offering that do not subsequently sell, or who receive less than $0.52 collectively for, the warrants included in the units after the commencement of separate trading of the common stock and warrants included in the units, or public stockholders that have purchased common stock in the after market at a price in excess of $5.48 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination	We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the insider units. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders' shares	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares (but not any shares included in the insider units) into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until [ ], 2008 [three years from the date of this prospectus].

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators' Association, Inc. and we do not satisfy such association's policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section titled "Risk Factors" beginning on page 9 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 9, 2005
	Actual	As Adjusted(1)
Balance Sheet Data:
Working (deficit) capital	$(82,048)	$16,913,800
Total assets	116,800	16,913,800
Total liabilities	93,000	—
Value of common stock which may be converted to cash ($5.45 per share)	—	3,268,365
Stockholders' equity	$23,800	$13,645,435

(1)	Includes the $700,000 we will receive from the sale of the insider units.

The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of $75,000 in promissory notes to initial stockholders.

The working capital deficiency excludes $105,848 of costs related to this offering which were paid prior to December 9, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

The working capital, as adjusted, and total assets, as adjusted, amounts include the $16,350,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 3,000,000 shares sold in this offering, or 599,700 shares of common stock, at an initial per-share conversion price of $5.45, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Moreover, our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, taken any measures, contacted any prospective target businesses or conducted any discussions, formal or otherwise, with respect to a potential business combinaiton and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If the net proceeds of this offering not being placed in trust is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account ($540,000) will be sufficient to allow us to operate allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 41 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only four companies have consummated a business combination, while six other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 37 blank check companies in the United States with more than $2.26 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are approximately 39 additional offerings for blank check companies in the United States with more than approximately $3.0 billion that would be placed in trust that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.45 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.45, plus interest, due to such claims. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Jonathan Kalman, C. Richard Corl and James S. Cassano have severally agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations. Furthermore, even after our liquidation (including the distribution of the funds held in the trust account), under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search for a target business in the financial services industry, we may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Resources could be wasted in researching acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction would not be recoverable by us. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control, including, for instance, if more than 19.99% of our stockholders vote against a proposed business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the over-allotment option), there will be 8,999,999 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the insider units and its underlying securities and the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if certain covenants that require the maintenance of certain financial ratios or reserves are breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel such as Jonathan Kalman and James S. Cassano may remain associated with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers, directors and special advisors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers, directors and special advisors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Some of our special advisors are now, and our officers, directors and their affiliates may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Robert Moreyra, Peter Collins and Kerry Propper, three of our special advisors, have fiduciary and contractual obligations that require them to present appropriate business opportunities to other blank check companies similar to our company prior to presenting them to us for our consideration. Accordingly, to the extent that Messrs. Moreyra, Collins and Propper identify business opportunities that may be suitable for such entities, they must honor their pre-existing obligations and offer those opportunities to those entities prior to offering them to us. Additionally, our other officers, directors and their affiliates may in the future become affiliated with entities, including other "blank check"

companies, engaged in business activities similar to those intended to be conducted by us. Furthermore, in light of our officers and directors existing affiliations with other entities, they may have fiduciary obligations to present potential business opportunities to those entities in addition to presenting them to us which could cause additional conflicts of interest. While we do not believe that any of our officers or directors currently has a conflict of interest in terms of presenting to entities other than us business opportunities that may be suitable for us, conflicts of interest may arise in the future in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock and will own warrants which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering and are purchasing insider units upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, Kerry Propper and YMBB, LLC, two of our initial stockholders, have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase up to $600,000 of warrants in the open market at prices not to exceed $0.50 per warrant during the six month period following separate trading of the warrants. The shares acquired prior to this offering and included in the insider units, as well as the warrants included in the insider units, and any warrants purchased by our directors and officers in this offering or in the after market will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser's written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

After our business combination, we will be solely dependent on a single business and a limited number of products or services.

Our business combination must be with a business that has a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only ten of the 41 blank check companies that have gone public since August 2003 in the United States have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers, directors and special advisors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers, directors and special advisors) will collectively own 22.4% of our issued and outstanding shares of common stock (assuming they purchase the insider units but do not purchase any units in this offering), with our officers and directors as a group and our special advisors as a group collectively beneficially owning 12.1% and 6.8% of our issued and outstanding shares of common stock, respectively. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.033 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.4% or $1.82 per share (the difference between the pro forma net tangible book value per share of $4.18, and the initial offering price of $6.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 6,000,000 shares of common stock as part of the units offered by this prospectus and warrants to purchase 233,334 shares of common stock as part of the insider units. We will also issue an option to purchase 300,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 600,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Therefore, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights for their initial shares, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their initial shares, then there will be an additional 750,000 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive director would be considered "independent" as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that such individual is not "independent." If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the stock held by the public stockholders.

Because our initial stockholders' initial equity investment for their initial shares was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 for their initial shares is less than the required $560,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If this offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters will lose their entire initial investment. Conversely, if we are able to complete a business combination, the shares of common stock acquired prior to this offering will be worth significantly more than $25,000.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the company's ability to continue as a going concern and the issuer has, among other things, an accumulated deficit and no revenues from operations. The report of BDO Seidman, LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Additionally, we do not have any revenues from operations and have an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

Risks associated with our acquisition of a target business in the financial services industry

Changes in technology may render our products or services obsolete following a business combination.

The payments industry is substantially affected by rapid and significant changes in technology. These changes may render certain existing products, services and technologies used in the industry non-competitive. We cannot assure you that the technologies used by or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. While we may attempt to adapt and apply the products or services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If, following a business combination, the products or services that we market or sell are not accepted by the public, our profits may decline.

Certain segments of the payments industry are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

If, following a business combination, our business involves the keeping of private information and we are unable to securely maintain such information, our profits and operations may be harmed.

Certain segments of the payments industry receive confidential, proprietary, private or other information that is required to be kept secure. We cannot assure you that we would be able to keep such information secure. If we acquire a target business that is required to keep such information secure and such target business is unable to do so, it could cause our profits to be reduced and our operations to be curtailed. Additionally, this could subject us to litigation and additional liability that could be substantial.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we are successful in acquiring a target business and the target business is the owner of proprietary software or technology, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

If we are unable to deal effectively with losses from fraudulent transactions following a business combination, our profits may be reduced.

If we complete a business combination with a target business that is susceptible to significant risks of loss due to fraud and disputes between senders and recipients, our profits may be reduced. Businesses confronted with such risks take aggressive measures to detect and reduce the risk of fraud. However, we cannot assure you that the measures taken will be sufficient to eliminate the harm that such fraud could cause to a target business acquired by us.

We may not be able to comply with government regulations that may be adopted with respect to the payments industry.

Certain segments of the payments industry, including credit card issuing, money transfer, financial payment and financial settlement have historically been subject to substantial regulation at the Federal, state and local levels. In the past, the regulatory environment, particularly with respect to financial services, has been fairly rigid. Additionally, target businesses may be subject to United States and foreign government regulation of the Internet, the impact of which is difficult to predict. We cannot assure you that regulations currently in effect or adopted in the future will not cause our profits to decline or cause us to modify or cease operations as are then being conducted.

Use of Proceeds

We estimate that the net proceeds of this offering, not including the funds we will receive from the sale of the insider units (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$18,000,000.00	$20,700,000.00
Offering expenses(1)
Underwriting discount (7% of gross proceeds)	1,260,000.00	1,449,000.00
Underwriting non-accountable expense allowance (1% of gross proceeds)	180,000.00	180,000.00
Legal fees and expenses (including blue sky services and expenses)	230,000.00	257,000.00
Miscellaneous expenses	41,176.74	41,176.74
Printing and engraving expenses	60,000.00	60,000.00
Accounting fees and expenses	25,000.00	25,000.00
SEC registration fee	7,203.25	7,203.25
NASD filing fee	6,620.01	6,620.01
Net proceeds
Held in trust	15,650,000.00	18,134,000.00
Not held in trust	540,000.00	540,000.00
Total net proceeds	$16,190,000.00	$18,674,000.00

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	$150,000	(27.8%)
Payment of administrative fee to Katalyst LLC ($3,750 per month for two years)	90,000	(16.7%)
Due diligence of prospective target businesses	50,000	(9.2%)
Legal and accounting fees relating to SEC reporting obligations	40,000	(7.4%)
Working capital to cover miscellaneous expenses, D&O insurance and reserves	210,000	(38.9%)
Total	$540,000	(100.0%)

(1)	$63,823.26 of the offering expenses, including the SEC registration fee, the NASD filing fee and a portion of the non-accountable expense allowance and legal fees, have been paid from the funds we received from our existing stockholders described below. These funds will be repaid out of the proceeds of this offering upon consummation of this offering.

(2)	The amount of proceeds not held in trust will remain constant at $540,000 even if the over-allotment option is exercised.

In addition to the offering of units by this prospectus, Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins, each an initial stockholder of ours, have committed to purchase the insider units (for an aggregate purchase price of approximately $700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Such individuals will not pay any discounts or commissions with respect to the purchase of the insider units. All of the proceeds we receive from these purchases will be placed in the trust fund described below.

15,650,000, or $18,134,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $700,000 we will receive from the sale of the insider units, will be placed in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

The payment to Katalyst LLC, an affiliate of our executive officers, of a monthly fee of $3,750 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Katalyst LLC for our benefit and is not intended to provide our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Conshohocken metropolitan area, that the fee charged by Katalyst LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $3,750 per month administrative fee, no compensation of any kind (including finder's, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to "Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination," "Due diligence of prospective target businesses" and "Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $540,000. We intend to use the excess working capital (approximately $210,000) for director and officer liability insurance premiums (approximately $70,000), with the balance of $140,000, being held in reserve for tax payments and in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or invested only in "government securities" so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.

Our existing stockholders have advanced to us a total of $75,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee and legal and audit fees and expenses. The loans will be payable without interest on the earlier of July 1, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or included in the inside units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 9, 2005, our net tangible book value deficit was $(82,048), or $(0.11) per share of common stock. After giving effect to the sale of 3,000,000 shares of common stock included in the units we are offering by this prospectus and the 116,667 shares of common stock included in the insider units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 9, 2005 would have been $13,645,435 or $4.18 per share, representing an immediate increase in net tangible book value of $4.18 per share to the existing stockholders and an immediate dilution of $1.82 per share or 30.4% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $3,268,365 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(0.11)
Increase attributable to new investors	4.29
Pro forma net tangible book value after this offering		4.18
Dilution to new investors		$1.82

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	750,000	19.4%	$25,000	0.1%	$0.033
New investors	3,000,000	77.6%	$18,000,000	96.1%	$6.00
Insider investors	116,667	3.0%	700,000	3.8%	$6.00
	3,866,667	100.0%	$18,725,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(82,048)
Proceeds from this offering	16,190,000
Proceeds from sale of insider units	700,000
Offering costs paid in advance and excluded from net tangible book value before this offering	105,848
Less: Proceeds held in trust subject to conversion to cash	(3,268,365)
13,645,435
Denominator:
Shares of common stock outstanding prior to this offering	750,000
Shares of common stock included in the units offered	3,000,000
Shares of common stock included in insider units	116,667
Less: Shares subject to conversion (3,000,000 x 19.99%)	(599,700)
3,266,967

Capitalization

The following table sets forth our capitalization at December 9, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 9, 2005
	Actual	As Adjusted(1)
Notes payable to stockholders	$75,000	$—
Total debt	$75,000	$—
Common stock, $.0001 par value, -0- and 599,700 shares which are subject to possible conversion, shares at conversion value	$—	$3,268,365
Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 20,000,000 shares authorized; 750,000 shares issued and outstanding, actual; 3,266,967 shares issued and outstanding (excluding 599,700 shares subject to possible conversion), as adjusted	75	327
Additional paid-in capital	24,925	13,646,308
Deficit accumulated during the development stage	(1,200)	(1,200)
Total stockholders' equity:	23,800	13,645,435
Total capitalization	23,800	16,913,800

(1)	Includes the $700,000 we will receive from the sale of the insider units.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

Management's Discussion and Analysis
of Financial Condition and Results of Operations

We were formed on June 2, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $550,000 (or $577,000 if the over-allotment option is exercised in full), including $180,000 representing the non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $1,260,000, or $1,449,000 if the over-allotment option is exercised in full, will be approximately $16,190,000, or $18,674,000 if the over-allotment option is exercised in full. Of this amount, $15,650,000, or $18,134,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust and the remaining $540,000 in either event, will not be held in trust. An additional $700,000 will also be deposited into trust upon consummation of this offering from the sale of the insider units described below. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $90,000 for the administrative fee payable to Katalyst LLC ($3,750 per month for two years), $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $210,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $70,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Katalyst LLC, an affiliate of our executive officers, a monthly fee of $3,750 for general and administrative services.

In June 2005, our existing stockholders advanced an aggregate of $75,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of July 1, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering.

Certain of our initial stockholders have committed to purchase an aggregate of 116,667 units at $6.00 per unit (for an aggregate purchase price of $700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representatives of the underwriters, for $100, an option to purchase up to a total of 300,000 units. We estimate that the fair value of this option is approximately $806,600 ($2.69 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 48.5%, (2) risk-free interest rate of 4.38% and (3) expected life of 5 years. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase Option."

Proposed Business

Introduction

We are a recently organized Delaware blank check company incorporated on June 2, 2005 in order to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus on the financial services industry. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The financial services industry

The financial services industry is comprised of companies which create, produce, process, service, support, distribute, market and deliver financial services, including, among others, providers of:

•	Banking and lending services;

•	Brokerage, investment and wealth management services;

•	Insurance services;

•	Mortgage services;

•	Trading and capital market services;

•	Healthcare electronic transaction and processing services; and

•	Technology, transaction processing and other services supporting the financial services industry.

Although we may consider a target business in any industry, as well as any segment of the financial services industry, we currently intend to concentrate our efforts on companies involved in the payments aspect of the financial services industry. Payments encompass the various mechanisms that consumers and businesses use to purchase and/or finance goods or services, pay bills and access and transfer funds. These payment mechanisms include credit cards, debit cards, ATMs, cash, checks, stored value cards, electronic bill payments and other existing and emerging forms of payment. These payment mechanisms are often enabled by a complex web of payment devices, financial accounts, data networks, processing platforms, clearing houses and banking and other relationships that link banks, card issuers, merchants, billers, non-bank financial institutions, corporations, government agencies, technology companies and specialized payments providers.

Areas of the payments sector where we believe offer the most attractive opportunities include:

•	Consumer payments, which is comprised of companies that offer products or services that enable consumers to make and finance purchases, pay their bills and deposit, withdraw and move money;

•	Commercial payments, which is comprised of companies that offer products or services that enable businesses to make and finance purchases, prepare and deliver invoices, pay invoices, track and manage expenses and spending and move money;

•	Alternative Financial Services Transactions, which consist of transactions relating to financial services obtained by consumers though non-traditional delivery channels such as retail merchant locations;

•	Payment Processing and Support Services, which consist of companies that provide processing and other services that enable and support consumer and business payments; and

•	Fraud, Risk Management and Compliance Solutions, which includes companies that offer products and services to the payments industry to prevent, detect and recover from fraud associated with payment accounts and transactions, to manage credit, fraud and other risks inherent in payment transactions, and to comply with the laws and regulations of Federal, state and other governmental agencies relating to payment accounts and transactions.

According to a study by McKinsey & Company (November 2002), in 2000, the United States payments industry generated $195 billion in revenue and earned $49 billion in pretax profits. On a global basis, McKinsey & Company found that annual revenue exceeded $400 billion. McKinsey & Company further found that more than $760 trillion flows through United States payment systems annually, an amount 75 times the gross national product. Our management believes that few private equity funds specialize in this space and those that do generally focus on very large sized transactions (generally transactions between $100 million and $1 billion).

Government regulations

Certain segments of the financial services industry, including credit card issuing, money transfer, financial payment and financial settlement have historically been subject to substantial regulation at the Federal, state and local levels. Additionally, target businesses may be subject to United States and foreign government regulation of the Internet, the impact of which is difficult to predict. Failure to comply with any of the laws, rules or regulations applicable to companies and persons involved in the financial services industry could result in fines, civil or criminal liability or loss of licenses, permits and other authorizations necessary to conduct business in the financial services industry.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. Additionally, while we intend to concentrate our search for a target business in the financial services industry, we are not required to limit ourselves to this industry and may acquire a target business in any industry we choose. None of our officers, directors, special advisors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates in the financial services industry or the likelihood or probability of success of any proposed business combination. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management's business knowledge and past experience that there are numerous acquisition candidates in the financial services industry that we intend to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target business candidates may also be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target business candidates they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers, directors, special advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

Our business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business' management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that individuals such as Jonathan Kalman, C. Richard Corl or James S. Cassano will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business. The ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares and the shares included within the insider units in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares, included in the insider units or purchased by them in the offering or in the after market. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.45 or $0.55 less than the per-unit offering price of $6.00. Investors in this offering that do not subsequently sell, or who receive less than $0.55 collectively for, the warrants included in the units after the commencement of separate trading of the common stock and warrants included in the units, or public stockholders that have purchased common stock in the after market at a price in excess of $5.45 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the insider units. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.45, or $0.55 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.45, plus interest, due to claims of creditors. Jonathan Kalman, C. Richard Corl and James S. Cassano have severally agreed, pursuant to agreements with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. As of the date of this prospectus, there are approximately 37 blank check companies in the United States with an aggregate of more than $2.26 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are approximately 39 additional offerings for blank check companies in the United States with more than approximately $3.0 billion that would be placed in trust that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 1200 River Road, Suite 1302, Conshohocken, Pennsylvania. The cost for this space is included in the $3,750 per-month fee Katalyst LLC will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Katalyst LLC. We believe, based on rents and fees for similar services in the Conshohocken metropolitan area, that the fee charged by Katalyst LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$15,650,000 of the net offering proceeds plus the $700,000 we will receive from the sale of the insider units will be deposited into a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$14,580,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $15,650,000 of net offering proceeds plus the $700,000 we will receive from the sale of the insider units held in trust will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K (but in no event prior to 60 days after the distribution of our units in this offering is completed).
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Management

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Jonathan Kalman	43	Chairman of the Board and Chief Executive Officer
C. Richard Corl	66	Executive Vice President and Director
James S. Cassano	59	Executive Vice President, Chief Financial Officer, Secretary and Director
John J. Hoey	65	Director

Jonathan Kalman has served as our chairman of the board and chief executive officer since our inception. Mr. Kalman has served as chairman of the board and chief executive officer of Katalyst LLC, a cross-border investment banking and advisory firm, since he founded the firm in September 1999. Mr. Kalman is also the founder of Internet Katalyst Investment Partners, and co-founder of Katalyst Venture Partners, both affiliates of Katalyst. Mr. Kalman has served on the investment committee of Katalyst Venture Partners since December 1999 and sat on the investment committee of Internet Katalyst Investment Partners from June 1999 to December 2000. From January 1999 to September 1999, Mr. Kalman served as chairman of the board and chief executive officer of iVenture Capital Group, an investment advisory firm providing business strategy, capital raising and merger and acquisition services to emerging growth companies and venture capital firms. From June 1995 through May 1998, he was managing director of Naviant Technology Solutions, a consumer profile and e-marketing company acquired by Equifax Inc. in August 2002. Mr. Kalman began his career at IBM in June 1985 and remained with IBM through June 1995. While at IBM, he worked with clients in the payments industry, as well as led an advanced semiconductor technology team. Mr. Kalman received a B.S. in Applied Physics from Cornell University and an M.B.A. from Northwestern University's Kellogg School.

C. Richard Corl has served as our executive vice president and director since our inception. Mr. Corl has served as a managing director of Katalyst since June 2004. Mr. Corl served as a director to Ecount, a company engaged in issuing and processing stored value payment solutions, from February 2001 to April 2004 and served as a consultant to the company from September 2001 until August 2002. From April 2004 to April 2005, Mr. Corl served as president of PayQuik, Inc., an international money transfer enterprise, and currently serves as a member of its board of directors. In May 1993, Mr. Corl co-founded Princeton eCom Corporation, a company providing electronic bill payment services, and served as secretary, executive vice president and director until August 2001. In July 1976, Mr. Corl co-founded the TeleCheck Services Network, a leader in check acceptance, and served as president and chief executive officer until its sale to Tymshare, Inc., a New York Stock Exchange listed company that provides network services to the point-of-sale credit card authorization industry, in August 1981. Mr. Corl continued to serve in several senior positions within the organization until 1992. Mr. Corl currently serves as a consultant or member of the advisory board to Sentenial Limited and Quazant Technology Inc. Mr. Corl received a B.S. in Marketing and Finance from Akron University.

James S. Cassano has served as our executive vice president, chief financial officer, secretary and director since our inception. Mr. Cassano has served as a managing director of Katalyst since January 2005. From February 2004 to December 2004, Mr. Cassano was an independent consultant. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. He is currently a member of the board of directors of Apex Learning. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was re-named Tickets.com and went public through an IPO in 1999. Mr. Cassano served as its chairman of the board and chief executive officer until December 1997. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, where he was responsible for corporate finance, acquisitions and divestitures as well as all corporate information technology functions. From February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company, where he was responsible for analyzing and closing investments in ventures, and providing management support of companies in which Safeguard had investments. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates, where among other responsibilities, he lead or held management responsibility for the majority of the firm's strategic and large scale organization projects in financial services. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

John J. Hoey has been a director since our inception. Mr. Hoey has been the president of Beneficial Capital Corp., a private New York-based investment company, since 1977. Mr. Hoey also co-founded Quondam Partners, an association of independent financial markets experts who have experience as senior executives of major international financial institutions and who work together to do special assignments in emerging market countries, in 2003 and has served as a managing director and member of the executive committee since its inception. He also co-founded Quondam-Aquila AG, a Zurich-based asset management company, in January 2004. From 1993 to 1998, Mr. Hoey was president, chief executive officer and a director of Hondo Oil & Gas Co, a publicly traded American Stock Exchange listed international exploration and production company, which was acquired by Lonmin Plc. in December 1998. From 1985 to 1992, he was associated with Atlantic Petroleum Corp. in various positions, including serving as president and director of Atlantic Petroleum & Marketing Corp until its sale to the Sun Company in 1988. From 1972 to 1984, Mr. Hoey held various executive positions with Arab and American financial institutions working in the commercial and investment banking areas of such institutions. From 1967 to 1971, he served as a foreign service officer in the United States Department of State in Saigon, South Vietnam. From 1961 to 1967, he worked as a manufacturing engineer in the United States and Europe. Mr. Hoey is currently a director of Tethys Oil, a Swedish company focused on exploration for and production of oil and natural gas, which he co-founded in 2001 and served as its president until he took it public in 2004. Mr. Hoey received a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Harvard University.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of C. Richard Corl, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of John L. Hoey, will expire at the second annual meeting. The term of the third class of directors, consisting of Jonathan Kalman and James S. Cassano will expire at the third annual meeting.

Special Advisors

William J. Westervelt, Jr. has been the president of First Annapolis, a consulting company specializing in the payments industry, since he co-founded it in June 1991. In this capacity, Mr. Westervelt advises domestic and international money center and regional banks, transaction processing companies, specialized technology providers, credit card associations and non-bank entities associated with payments on matters ranging from business strategy, structuring strategic alliances, mergers and acquisitions and a wide variety of other facets of the credit card and payments industry. From 1989 to 1991, he was an executive at National Data Corporation responsible for merchant sales. From1974 to 1989, Mr. Westervelt was senior vice president at First National Bank of Maryland and First Omni Bank N.A. and served on their board of directors. He has also served on numerous advisory committees of Visa USA and Visa International. Mr. Westervelt received a B.A. in Economics form McDaniel College (formerly Western Maryland College) and an M.B.A. from the University of Baltimore.

David W. Tralka has most recently been with Merrill Lynch Business Financial Services, Inc. where he served as chairman between November 2000 and September 2005. Prior to serving as chairman, he served Merrill Lynch Business Financial Services as First Vice President – Credit Operations between 1997 and 1999 and first vice president – regional sales director between 1989 and 1997. At Merrill Lynch, Mr. Tralka also served as president of Merrill Lynch Bank & Trust between 1999 and 2000. Mr. Tralka holds a BA in Economics from Cornell University and an MA, Management from Northwestern University's Kellogg Graduate School of Management.

Robert Moreyra has been a principal and executive vice president of Atlantic American Corporate Group since February 2001. Since February 2001, he also has been a managing director of Atlantic American Capital Advisors, LLC, an investment banking firm wholly owned by Atlantic American Corporate Group, LLC, a diversified investment banking, private equity and real estate investment firm, specializing in assisting small and mid-sized private and public companies. Mr. Moreyra has been a director of Digital Lightwave, Inc., a Nasdaq-listed public company that designs, develops and markets a portfolio of portable and network based products for installing, maintaining and monitoring fiber optic circuits and networks, since June 30, 2003. Since October 2003, Mr. Moreyra has served as executive vice president and director of CEA Acquisition Corporation, an OTC Bulletin Board listed blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communications industry. From February 2000 to February 2001, Mr. Moreyra was a managing director with H. C. Wainwright & Co., Inc., an investment banking firm. From May 1999 until February 2000, he was a managing director of the investment banking department of The First American Investment Banking Corporation. From March 1998 until May 1999, he was vice president of corporate finance with William R. Hough & Co., an investment banking firm. He joined Pardue, Heid, Church, Smith & Waller, Inc., a real estate consulting firm, in February 1986 and was a principal and its chief executive officer from March 1992 until March 1998. Mr. Moreyra received a B.B.A in finance from the Florida International University and a M.B.A. from the University of Central Florida's graduate school of business.

Peter Collins is the president of Atlantic American Equity Partners, LLC as well as principal and executive vice president of Atlantic American Corporate Group, LLC. In addition, he is co-founder and president of Community Reinvestment Partners, LP (CRP), a private real estate investment partnership focused on acquiring and developing income-producing commercial real estate in low to moderate-income communities. Prior to CRP, Mr. Collins was a partner at Rock Creek Capital, a private equity firm. Prior to Rock Creek Capital, Mr. Collins served as a manager with the Florida State Board of Administration (Florida's Public Pension Fund and was also the chief of staff for four years for state senator Charles Williams. Mr. Collins currently serves as a director/advisor to Triad Financial Services, Timbervest, Cenetec and several venture capital firms. Since January 2005, he has served as a member of the board of directors of CEA Acquisition Corporation. Mr. Collins received his B.S. in finance and his M.B.A. from Florida State University.

Kerry Propper has been the chief financial officer, secretary and a member of the board of directors of Chardan North China Acquisition Corp. and has been the chief executive officer, secretary and a member of the board of directors of Chardan South China Acquisition Corp. since their inception in March 2005. Chardan North China Acquisition Corp. and Chardan South China Acquisition Corp. are blank check companies seeking to acquire an operating business north and south, respectively, of the Yangtze River in the People’s Republic of China. Mr. Propper has been the owner and chief executive officer of Chardan Capital Markets LLC, a New York based broker/dealer, since July 2003. He has also been a managing member of SUJG, Inc., an investment company, since April 2005. From its inception in December 2003 until November 2005, Mr. Propper served as the executive vice president and a member of the board of directors of Chardan China Acquisition Corp., an OTC Bulletin Board listed blank check company that was seeking to acquire an operating business in the People’s Republic of China. In November 2005, Chardan China Acquisition Corp. completed its business combination with State Harvest Holdings Ltd. and changed its name to Origin Agritech Ltd. Mr. Propper has continued to serve as a member of the board of directors of Origin Agritech since its merger. Mr. Propper also sits on the board of directors of Source Atlantic Inc., a health care consulting firm based in Massachusetts. Mr. Propper was a founder, and from February 1999 to July 2003 owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper worked at Aegis Capital Corp., a broker dealer and member firm of the NASD. Mr. Propper received his B.A. (with honors) in Economics and International Studies from Colby College and studied at the London School of Economics.

These individuals all have operating, acquisitions and consulting experience within the payment industry and will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Together with the other members of the executive team and advisors, we believe that the skills and transactional expertise of these individuals, their collective access to acquisition opportunities and ideas as well as their contacts, will enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Katalyst LLC, an affiliate of our executive officers, a fee of $3,750 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our executive officers compensation in lieu of a salary. Other than the $3,750 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Three of our special advisors are now, and our officers and directors may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since the initial shares owned by our directors will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, they will not receive liquidation distributions with respect to any of their initial shares or shares included in the insider units which also might cause them to have a conflict of interest in determing whether a particular target business is appropriate. Furthermore, while the insider units have been registered under the registration statement of which this prospectus forms a part, the purchasers have agreed that the units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

•	Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•	Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

Robert Moreyra and Peter Collins, two of our special advisors, have certain pre-existing fiduciary and contractual obligations to CEA Acquisition Corporation that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. CEA Acquisition Corporation is a blank check company seeking to acquire an unidentified operating business in the entertainment, media and communications industry. As of the date of this prospectus, CEA Acquisition Corporation has not consummated a business combination with a target business. However, it has entered into an agreement and plan of merger with etrials Worldwide, Inc. and certain stockholders of etrials. If this business combination is not completed by CEA Acquisition Corporation for any reason, Messrs. Moreyra and Collins will continue to have pre-existing fiduciary and contractual obligations to CEA Acquisition Corporation and would be obligated to present suitable business opportunities to it prior to presenting them to us. However, because we have a different industry focus than CEA Acquisition Corporation, we believe that Messrs. Moreyra and Collins will not have a material conflict of interest in determining to which entity to present a particular opportunity for a business combination.

Kerry Propper, one of our special advisors, has certain pre-existing fiduciary and contractual obligations to Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation. Chardan North China Acquisition Corp. and Chardan South China Acquisition Corp. are blank check companies seeking to acquire an operating business north and south, respectively, of the Yangtze River in the People’s Republic of China. To the extent that Mr. Propper identifies business opportunities that may be suitable for Chardan North China Acquisition Corporation or Chardan South China Acquisition Corporation, he will honor his pre-existing contractual and fiduciary obligations to these entities. Accordingly, he may not present opportunities to us that otherwise may be attractive to Chardan North China Acquisition Corporation or Chardan South China Acquisition Corporation unless such entities have declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Prior Involvement of Principals in Blank Check Companies

Robert Moreyra, Peter Collins and Kerry Propper, three of our special advisors, are the only individuals affiliated with us that have been affiliated with another company that has completed an offering similar to this offering.

Mr. Moreyra has been the executive vice president and a member of the board of directors of CEA Acquisition Corporation since its inception. Mr. Collins has been a member of the board of directors CEA Acquisition Corporation since January 2005. CEA Acquisition Corporation completed its initial public offering on February 19, 2004 and raised gross proceeds of $24,150,000 at an offering price of $6.00 per unit. As of the date of this prospectus, CEA Acquisition Corporation has not consummated a business combination with a target business. However, it has entered into an Agreement and Plan of Merger with etrials Worldwide, Inc. and certain stockholders of etrials pursuant to which etrials will become a wholly owned subsidiary of CEA Acquisition Corporation. The Agreement and Plan of Merger with etrials Worldwide currently contemplates that Mr. Moreyra will continue to serve as a member of the board of directors of CEA Acquisition Corporation following completion of the merger. As such, in the future, he may receive certain cash fees and stock awards that the CEA board of directors determines to pay to its non-executive directors. Neither Mr. Moreyra nor Mr. Collins have received any salary for their services to CEA Acquisition Corporation. Prior to CEA Acquisition Corporation's initial public offering, Mr. Moreyra had purchased 131,250 shares of common stock for an aggregate purchase price of approximately $3,806 (or approximately $0.029 per share). Subsequent to the effective date of CEA Acquisition Corporation's initial public offering, Mr. Moreyra purchased 4,790 shares of common stock for an aggregate purchase price of $25,072 and warrants to purchase 117,371 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $76,449.49 (at prices ranging from $0.63 per warrant to $0.77 per warrant). Mr. Collins does not own any shares of common stock or warrants to purchase shares of common stock of CEA Acquisition Corporation.

Kerry Propper was involved in the initial public offering of Chardan China Acquisition Corp. which was completed on March 22, 2004 raising total gross proceeds of $24,150,000 at an offering price of $6.00 per unit. From its inception in December 2003 until it merged with State Harvest Holdings Ltd. and changed its name to Origin Agritech in November 2005, Mr. Propper was the executive vice president and a director of Chardan China Acquisition Corp. Since its merger, Mr. Propper has continued to serve as a member of its board of directors. Mr. Propper has not received any salary for his services to Chardan China Acquisition Corp. or Origin Agritech. Prior to Chardan China Acquisition Corp.'s initial public offering, Mr. Propper purchased 177,042 shares of common stock of Chardan China Acquisition Corp. for an aggregate purchase price of approximately $5,134 (or $0.029 per share). Subsequent to the effective date of Chardan China Acquisition Corp.’s initial public offering, Mr. Propper purchased warrants to purchase a total of 267,250 shares of common stock for an aggregate purchase price of $171,726.

Mr. Propper has also served as the chief financial officer, secretary and a member of the board of directors of Chardan North China Acquisition Corporation and chief financial officer, secretary and a member of the board of directors of Chardan South China Acquisition Corporation since their inception in March 2005. Each of Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation completed its initial public offering on August 10, 2005 and raised total gross proceeds of $34,500,000 at an offering price of $6.00 per unit. As of the date of this prospectus, neither Chardan North China Acquisition Corporation nor Chardan South China Acquisition Corporation has consummated a business combination with a target business. Mr. Propper does not receive any salary for his services to Chardan North China Acquisition Corporation or Chardan South China Acquisition Corporation. Prior to their initial public offerings, Mr. Propper had purchased 177,600 shares of common stock for an aggregate purchase price of $4,440 (or $0.025 per share) from each of Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation. Subsequent to the effective date of the initial public offerings for Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation, Mr. Propper purchased warrants to purchase a total of 72,500 shares of common stock of each entity for an aggregate purchase price of $45,600 each.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of December 23, 2005 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the insider units (and assuming no other purchases of units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Insider Purchases			After Offering and Insider Purchases
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Jonathan Kalman	87,500	(2)	11.7%	114,722	(2)(3)	2.9%
C. Richard Corl	75,000	(4)	10.0%	98,334	(4)(5)	2.5%
FA Holdings, LLC(6)	75,000		10.0%	98,334	(7)	2.5%
James S. Cassano	62,500	(8)	8.3%	81,945	(8)(9)	2.1%
John Hoey(10)	18,750		2.5%	24,583	(11)	0.6%
YMBB, LLC(12)	187,500		25.0%	187,500		4.8%
Kerry Propper(13)	187,500		25.0%	187,500		4.8%
All directors and executive officers as a group (four individuals)	243,750		32.5%	319,584	(14)	8.3%

(1)	Unless otherwise indicated, the business address of each of the individuals is 1200 River Road, Suite 1302, Conshohocken, Pennsylvania 19428.

(2)	These shares are held by Sapphire Canyon Investments LLC, of which Mr. Kalman is the president.

(3)	Does not include 54,444 warrants included in the insider units which are not exercisable and will not become exercisable within 60 days.

(4)	These shares are held by Corl LLC, of which Mr. Corl is the president.

(5)	Does not include 46,668 warrants included in the insider units.

(6)	The business address of FA Holdings, LLC is 900 Elkridge Landing Road, Suite 400, Linthicum, Maryland 21090.

(7)	Does not include 46,668 warrants included in the insider units which are not exercisable and will not become exercisable within 60 days.

(8)	These shares are held by JSC Group Holdings LLC, of which Mr. Cassano is the president.

(9)	Does not include 38,890 warrants included in the insider units which are not exercisable and will not become exercisable within 60 days.

(10)	The business address of Mr. Hoey is Beneficial Capital Corp., Post Office Box 40A, Villanova, Pennsylvania 19085.

(11)	Does not include 11,666 warrants included in the insider units which are not exercisable and will not become exercisable within 60 days.

(12)	The business address of YMBB, LLC is 825 Third Avenue, 33rd Floor, New York, New York 10022. Paul J. Solit exercises voting power over these shares.

(13)	The business address of Mr. Propper is Chardan Capital Markets, LLC, 17 State Street, Suite 2575, New York, New York 10004.

(14)	Does not include 151,668 warrants included in the insider units which are not exercisable and will not become exercisable within 60 days.

Immediately after this offering, our existing stockholders, which include all of our officers, directors and special advisors, collectively, will beneficially own 22.4% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units offered by this prospectus). None of our existing stockholders, officers, directors and special advisors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins, each an initial stockholder of ours, have committed to purchase the insider units (for an aggregate purchase price of approximately $700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider units will be identical to the units being offered by this prospectus. However, such individuals have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying the insider units. Additionally, they have agreed that the insider units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

Kerry Propper and YMBB, LLC, two of our initial stockholders, have agreed with EarlyBirdCapital that after this offering is completed and within the first six month period after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $600,000 of warrants in the public marketplace at prices not to exceed $0.50 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Such purchases will be made by EarlyBirdCapital, or such other broker dealer as EarlyBirdCapital may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the six month period so long as the prices do not exceed $0.50 per warrant. The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until (i) we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K and (ii) at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. We believe that the purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination. Any warrants purchased by Mr. Propper and YMBB, LLC during the six month period may also have the effect of stabilizing the market price of the warrants during such time period.

Messrs. Kalman, Corl and Cassano are our "promoters," as that term is defined under the Federal securities laws.

Certain Transactions

In June 2005, we issued 750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.033 share, as follows:

Name	Number of Shares	Relationship to Us
Sapphire Canyon Investments LLC	150,000	Stockholder, of which Mr. Kalman, our chairman and chief executive officer, is the president
Corl LLC	150,000	Stockholder, of which Mr. Corl, our executive vice president and director, is the president
JSC Group Holdings LLC	150,000	Stockholder, of which Mr. Cassano, our executive vice president, chief financial officer, secretary and director, is the president
FA Holdings, LLC	150,000	Stockholder, of which Mr. Westervelt, our special advisor is the president
John Hoey	37,500	Director
David W. Tralka	37,500	Special Advisor
Robert Moreyra	37,500	Special Advisor
Peter Collins	37,500	Special Advisor

In November 2005, JSC Group Holdings LLC transferred 25,000 shares of common stock to Sapphire Canyon Investments LLC. Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins subsequently transferred an aggregate of 187,500 shares of common stock to YMBB, LLC and 187,500 shares of common stock to Kerry Propper, a special advisor of ours.

If the representative of the underwriters determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders' ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Kerry Propper and YMBB, LLC, two of our initial stockholders, have entered into letter agreements with the representative of the underwriters pursuant to which they agreed to purchase up to $600,000 of warrants at prices not to exceed $0.60 per warrant during the six month period following separate trading of the warrants. We have agreed that, if we call the warrants for redemption, any warrants purchased pursuant to these agreements will be exercisable on a cashless basis.

Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins, each an initial stockholder of ours, have committed to purchase the insider units (for an aggregate purchase price of approximately $700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust fund upon consummation of this offering. The insider units will be identical to the units being offered by this prospectus. However, such individuals have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying the insider units. Additionally, they have agreed that the insider units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

Katalyst LLC, an affiliate of our executive officers, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Katalyst LLC $3,750 per month for these services. Jonathan Kalman is the chairman and chief executive officer and owns approximately 99% of Katalyst LLC and each of C. Richard Corl and James S. Cassano is a managing director of Katalyst LLC. Accordingly, they will benefit from the transaction to the extent of their respective interest in Katalyst LLC. However, this arrangement is solely for our benefit and is not intended to provide our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Conshohocken metropolitan area, that the fee charged by Katalyst is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

Our existing stockholders have advanced an aggregate of $75,000 to us as of the date of this prospectus to cover expenses related to this offering. The loans will be payable without interest on the earlier of July 1, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $3,750 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of Securities

General

We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 750,000 shares of common stock are outstanding, held by ten stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until (i) we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. No shares of preferred stock are being issued or registered in this offering. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option held by EarlyBirdCapital),

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days' prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Kerry Propper and YMBB, LLC, two of our initial stockholders, have entered into letter agreements with the representative of the underwriters pursuant to which they agreed to purchase up to $600,000 of warrants at prices not to exceed $0.50 per warrant during the six month period following separate trading of the warrants. Such purchases will be made by EarlyBirdCapital, or such other broker dealer as EarlyBirdCapital may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the ten month period so long as the prices do not exceed $0.50 per warrant. We have agreed that, if we call the warrants for redemption, any warrants purchased pursuant to these agreements will be exercisable on a cashless basis. We have also agreed in the case of redemption, any warrants underlying the insider units held by our initial stockholders will be exercisable by them on a cashless basis.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to EarlyBirdCapital, the representative of the underwriters an option to purchase up to a total of 300,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 3,866,667 shares of common stock outstanding, or 4,316,667 shares if the over-allotment option is exercised in full. Of these shares, the 3,000,000 shares sold in this offering, or 3,450,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The initial shares held by our initial stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 2, 2006. Notwithstanding this restriction, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will be released prior to that date only if we liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The insider units have been registered for resale under the registration statement of which this prospectus forms a part. However, the purchasers have agreed that the units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 386,666 shares immediately after this offering (or 431,666 if the over-allotment option is exercised in full); and

•	if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. However, this position would not be applicable to the insider units being purchased simultaneously with the consummation of this offering. Accordingly, Rule 144 would be available to these individuals with respect to the resale of the insider units following a business combination.

Registration Rights

The holders of our 750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, has agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may also be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $          per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 450,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option
Public offering price	$6.00	$18,000,000	$20,700,000
Discount	$0.42	$1,260,000	$1,449,000
Non-accountable Expense Allowance(1)	$0.06	$180,000	$180,000
Proceeds before expenses(1)	$5.52	$16,560,000	$19,071,000

(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(2)	The offering expenses are estimated at $370,000, or $397,000 in the event the over-allotment option is exercised in full.

No discounts or commissions will be paid on the sale of the insider units.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 300,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $6.60 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 300,000 units, the 300,000 shares of common stock and the 600,000 warrants underlying such units, and the 600,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $6.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. Greenberg Traurig, LLP, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Jaguar Acquisition Corporation
(a development stage enterprise)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Jaguar Acquisition Corporation

We have audited the accompanying balance sheet of Jaguar Acquisition Corporation (a corporation in the development stage) as of December 9, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from June 2, 2005 (inception) to December 9, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jaguar Acquisition Corporation as of December 9, 2005, and the results of its operations and its cash flows for the period from June 2, 2005 (inception) to December 9, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Jaguar Acquisition Corporation will continue as a going concern. The Company has no operations and as discussed in Note 2, is in the process of raising capital through a Proposed Offering. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

December 16, 2005

Jaguar Acquisition Corporation
(a corporation in the development stage)
Balance Sheet

December 9, 2005
ASSETS
Current assets – Cash	$10,952
Deferred offering costs	105,848
Total assets	$116,800
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued offering costs	$18,000
Notes payable to stockholders	75,000
Total current liabilities	93,000
Commitments
Stockholders' equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued	—
Common stock, $.0001 par value
Authorized 20,000,000 shares	75
Issued and outstanding 750,000 shares	24,925
Additional paid-in capital
Deficit accumulated during the development stage	(1,200)
Total stockholders' equity	23,800
Total liabilities and stockholders' equity	$116,800

See Notes to Financial Statements.

Jaguar Acquisition Corporation
(a corporation in the development stage)
Statement of Operations

For the period June 2, 2005 (inception) to December 9, 2005

Formation and operating costs	$(1,200)

Net loss	$(1,200)

Weighted average shares outstanding	750,000

Basic and diluted net loss per share	$(0.00)

See Notes to Financial Statements.

Jaguar Acquisition Corporation
(a corporation in the development stage)
Statement of Changes in Stockholders' Equity

For the period June 2, 2005 (inception) to December 9, 2005

	Common Stock		Addition paid-in capital	Deficit Accumulated During the Development Stage	Stockholders' Equity
	Shares	Amount
Common shares issued to initial stockholders	750,000	$75	$24,925	$—	$25,000
Net Loss	—	—	—	(1,200)	(1,200)
Balance at December 9, 2005	750,000	$75	$24,925	$(1,200)	$23,800

See Notes to Financial Statements

Jaguar Acquisition Corporation
(a corporation in the development stage)
Statement of Cash Flows

For the period June 2, 2005 (inception) to December 9, 2005

Cash flow from operating activities
Net loss	$(1,200)

Net cash used in operating activities	(1,200)

Cash flows from financing activities
Proceeds from notes payable to stockholders	75,000
Proceeds from sale of shares of common stock to initial stockholders	25,000
Payments of deferred offering costs	(87,848)

Net cash provided by financing activities	12,152

Net increase in cash and cash at end of period	$10,952
Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$18,000

See Notes to Financial Statements

Jaguar Acquisition Corporation
(a corporation in the development stage)

Summary of Significant Accounting Policies

Income taxes	The Company follows Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes" which is an asset and liability approach that have been recognized in the Company's financial statements. The Company has a net operating loss carryforward of approximately $1,200 available to reduce any future income taxes. The tax benefit of this loss, approximately $480, has been fully offset by a valuation allowance due to the uncertainty of its realization.

Net loss per share	Net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Use of estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the report amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents	The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss per common share	Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Recently issued accounting standards	Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Jaguar Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements

1.    Organization and Business Operations

Jaguar Acquisition Corporation (the "Company") was incorporated in Delaware on June 2, 2005 as a blank check company whose objective is to acquire an operating business.

At December 9, 2005, the Company had not yet commenced any operations. All activity through December 9, 2005 relates to the Company's formation and the proposed public offering described below.

The Company has selected December 31 as its fiscal year-end. The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 3,000,000 units ("Units") which is discussed in Note 2 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $5.45 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Three of the Company's directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date

Jaguar Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements

of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

As indicated in the accompanying financial statements, at December 9, 2005, the Company has no operations. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty are discussed in Note 2. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

2.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 3,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 450,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Proposed Offering. The Company will also issue a unit purchase option, for $100, only upon consummation of the Proposed Offering to the representative of the underwriters ("Representative") in the Proposed Offering to purchase 300,000 Units at an exercise price of $6.60 per Unit. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of this unit purchase option is approximately $806,600 ($2.69 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 48.5%, (2) risk-free interest rate of 4.38% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Warrants underlying such Units will be exercisable at $5.00 per share.

3.    Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders' equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Jaguar Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements

4.    Notes Payables to Stockholders

The Company issued an aggregate of $75,000 unsecured promissory notes to its Initial Shareholders between June 13, 2005 and June 24, 2005. The notes are non-interest bearing and are payable on the earlier of July 1, 2006 or the consummation of the Proposed Offering.

5.    Commitments

The Company presently occupies office space provided by an affiliate of the Company's executive officers. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $3,750 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

Two of the Initial Stockholders have agreed with the Representative that, after consummation of the Proposed Offering and within the first six-month period after separate trading of the Warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $600,000 of Warrants in the public marketplace at prices not to exceed $0.50 per Warrant.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

Certain of the Initial Stockholders have committed to purchase an aggregate of 116,667 Units at $6.00 per unit (for an aggregate purchase price of $700,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Units to be purchased by such individuals will be identical to the Units being offered in the Proposed Offering. However, such individuals have waived their right to receive distributions upon the Company’s liquidation prior to a Business Combination with respect to the securities underlying these Units. Additionally, the individuals have agreed that the Units and underlying securities will not be sold or transferred by them until after the Company has completed a Business Combination.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

6.    Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until                                                     , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$18,000,000

Jaguar Acquisition Corporation

3,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

                                                     , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:

Initial Trustees' fee	$1,000.00	(1)
SEC Registration Fee	7,203.25
NASD filing fee	6,620.01
Accounting fees and expenses	25,000.00
Printing and engraving expenses	60,000.00
Directors & Officers liability insurance premiums	70,000.00	(2)
Legal fees and expenses	180,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	40,176.74	(3)
Total	$440,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2)	This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

"Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

"The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)  During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Sapphire Canyon Investments LLC	150,000
Corl LLC	150,000
JSC Group Holdings LLC	150,000
FA Holdings, LLC	150,000
John Hoey	37,500
David W. Tralka	37,500
Robert Moreyra	37,500
Peter Collins	37,500

Such shares were issued on June 2, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.033 per share. In November 2005, JSC Group Holdings LLC transferred 25,000 shares of common stock to Sapphire Canyon Investments LLC. Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins subsequently transferred an aggregate of 187,500 shares of common stock to YMBB, LLC and 187,500 shares of common stock to Kerry Propper. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.*
3.1	Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Jonathan Kalman.*
10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and C. Richard Corl.*
10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James S. Cassano.*
10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and John J. Hoey.*
10.5	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and William J. Westervelt, Jr.*
10.6	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and David W. Tralka.*

Exhibit No.	Description
10.7	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Robert Moreyra.*
10.8	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Peter Collins.*
10.9	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Sapphire Canyon Investments LLC.*
10.10	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Corl LLC.*
10.11	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and JSC Group Holdings LLC.*
10.12	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and FA Holdings, LLC.*
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.14	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.15	Form of Promissory Note, dated June 29, 2005, issued to each of Jonathan Kalman, James S. Cassano, C. Richard Corl, John J. Hoey, Robert Moreyra, David W. Tralka, Peter Collins and FA Holdings, LLC.*
10.16	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.17	Form of Warrant Purchase Agreements among EarlyBirdCapital, Inc. and each of Kerry Propper and YMBB, LLC.
10.18	Form of Letter Agreement between Katalyst LLC and Registrant regarding administrative support.
10.19	Letter Agreement, dated September 28, 2005, among the Registrant and the Initial Stockholders.*
10.20	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and YMBB, LLC.
10.21	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Kerry Propper.
10.22	Form of Subscription Agreements among the Registrant and each of Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*

*	Previously filed.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, State of Pennsylvania, on the 23rd day of December, 2005.

JAGUAR ACQUISITION CORPORATION
By:	/s/ Jonathan Kalman
Jonathan Kalman Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jonathan Kalman	Chairman of the Board and Chief Executive Officer (Principal executive officer)	December 23, 2005

Jonathan Kalman

/s/ James S. Cassano	Executive Vice President, Chief Financial Officer (Principal accounting and financial officer) and Director	December 23, 2005

James S. Cassano

*	Executive Vice President and Director	December 23, 2005

C. Richard Corl

*	Director	December 23, 2005

John J. Hoey

*By Jonathan Kalman, Power of Attorney

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.*
3.1	Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Jonathan Kalman.*
10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and C. Richard Corl.*
10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James S.* Cassano.*
10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and John J. Hoey.*
10.5	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and William J. Westervelt, Jr.*
10.6	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and David W. Tralka.*
10.7	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Robert Moreyra.*
10.8	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Peter Collins.*
10.9	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Sapphire Canyon Investments LLC.*
10.10	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Corl LLC.*
10.11	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and JSC Group Holdings LLC.*
10.12	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and FA Holdings, LLC.*
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.14	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.15	Form of Promissory Note, dated June 29, 2005, issued to each of Jonathan Kalman, James S. Cassano, C. Richard Corl, John J. Hoey, Robert Moreyra, David W. Tralka, Peter Collins and FA Holdings, LLC.*
10.16	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.17	Form of Warrant Purchase Agreements among EarlyBirdCapital, Inc. and each of Kerry Propper and YMBB, LLC
10.18	Form of Letter Agreement between Katalyst LLC and Registrant regarding administrative support.
10.19	Letter Agreement, dated September 28, 2005, among the Registrant and the Initial Stockholders.*
10.20	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and YMBB, LLC.
10.21	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Kerry Propper.
10.22	Form of Subscription Agreements among the Registrant and each of Sapphire Canyon Investments LLC, Corl LLC, JSC Group Holdings LLC, FA Holdings, LLC, John J. Hoey, David W. Tralka, Robert Moreyra and Peter Collins.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*

* Previously filed.